EXHIBIT 10.1

Shares Trading Agreement

Transferor (Party A): Yugosu Investment Limited

Address: Room 10, 1/F, Wellborne Commercial Center, 8 Java Road, Hong Kong

Phone #: +852-2806-2312

Transferee 1 (Part B): Wang, Baitao

Address:

Transferee 2 (Party C): Guangzhou Puluosi Investment Consulting Co., Ltd.

Address: Room 1302, A-3, Poly Plaza, 290 East Hanxi Avenue, Zhongcun, Panyu, Guangzhou

Both of transferor and transferees agreed to the following:

A. Trading Prices and Payment

1.	Party A agreed to transfer 99% of the its owned Guangzhou Sleepaid Household Supplies Co., Ltd. shares to Party B at the consideration of RMB 9,900 (Total RMB Nine Thousand Nine Hundred Only), Party B agreed to the consideration amount.

2.	Party A agreed to transfer 1% of the its owned Guangzhou Sleepaid Household Supplies Co., Ltd. shares to Party C at the consideration of RMB 100 (Total RMB One Hundred Only), Party C agreed to the consideration amount.

3.	Party B and Party C will pay Party A the agreed considerations at the day this agreement is signed and stamped by all three parties (by cash or bank).

4.	All of the original account payables and liabilities associated with Party A and its original shareholders will be taken care of by original shareholders; other liabilities will be taken care of by Party A.

5.	The business registration change will be done by January 31, 2019; Party A will provide related necessary materials.

B. Warranties

1.	Party A assured the transfer assets are based on real paid-in capitals, and lawfully owned.

2.	Party A assured to take care of all the liabilities prior to the effective date of current transaction.

3.	Party B and Party C assured to pay the consideration as mentioned in this agreement.

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4.	Party B and Party C assured the original employee positions will remain unchanged within one month.

5.	If Party B and Party C need to continue to use the current location for the asset, they will need to pay for the rent of the location; details to be negotiated.

C. Responsibilities of profit and loss, and fees

1.	After this agreement become effective, the profit and loss on and before December 31, 2018 belong to Party A; the profit and loss after December 31, 2018 do not belong to Party A.

2.	Before December 31, 2018, Party A will coordinate with Party B and Party C to check the inventory of the trading assets; if the final assets balance is different from account balance, the differences will be made up within the last payment.

3.	Party A assured to provide includes but not limit to the financial statements like income statement/balance sheet/cashflow statement.

4.	Party A will pay for all the related fees regarding this transaction, includes notarization fee, traveling expense, filing fees, etc.

D. Modification and termination of the Agreement

1.	When any of the following events happen, this agreement will be modified or terminated by written consent from all the parties.

2.	When force majeure happens.

3.	Any of the parties loose the ability to perform this agreement.

4.	Other situations agreed by all the parties.

E. Other

1.	This agreement is made in three copies, each of the parties hold on one of the copies, all of the copies will become effective once signed and stamped.

2.	If the parties have any disagreements regarding the performance of this agreement, the parties should communicate to solve the problem; if the problem remains unsolved, an arbitration in Guangzhou should be applied.

F. Supplementary Terms

1.	This agreement will be effective after signed and stamped by all parties, and after the change of business registration of Guangzhou Sleepaid Household Supplies Co., Ltd.

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IN WITNESS whereof this Agreement has been duly executed on the date fist above written.

TRANSFERER SIGNED by Kuen Cheung	)
For and on behalf of	)
Yugosu Investment Limited	)
in the presence of: -)

TRANSFEREE SIGNED by Baitao Wang	)
For and on behalf of	)
Baitao Wang	)
in the presence of: -)

TRANSFEREE SIGNED by Tao Wang	)
For and on behalf of	)
Guangzhou Puluosi Investment Consulting Co., Ltd.	)
in the presence of: -)

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